                                                                      Exhibit 24

                      WRITTEN CONSENT IN LIEU OF A MEETING
                                     OF THE
                                MANAGING MEMBER
                                       OF
                                  SPG GP, LLC
                     (a Delaware limited liability company)

                                 April 4, 2020

      THE  UNDERSIGNED,  on  this  4th  day  of  April  2020,  being  the managing member (the "Member") of SPG GP, LLC, a Delaware limited liability company (the "Company") pursuant to Section 18-302(d) of the Limited Liability
Company Act of the State  of  Delaware  and  the  applicable  provisions  of the  limited  liability  company agreement of the Company, does hereby consent in writing to the adoption of the following resolutions in lieu of a meeting and authorize the taking of all actions contemplated hereby:

      WHEREAS, the Member has the authority, pursuant to Section 2.06(a) and
4.01 of the Fourth Amended and Restated Limited Liability Company Agreement of
the Company, to exercise the Company's rights and performing the Company's obligations;

      WHEREAS, the Company is the general partner of Snow Phipps Group AIV,
L.P. ("Snow AIV") and has the authority pursuant to Section 4.1 of the Second
Amended and Restated Agreement of Limited Partnership of Snow AIV, to manage and control Snow AIV, including the right to enter into and perform, or cause to be done, all such acts or deeds relating to the investment transactions on behalf of Snow AIV;

      WHEREAS, the Company is the general partner of Snow Phipps Group (RPV),
L.P. ("Snow (RPV)") and has the authority pursuant to Section 4.1 of the Third
Amended and Restated Agreement of Limited Partnership of Snow (RPV), to manage and control Snow (RPV), including the right to enter into and perform, or cause to be done, all such acts or deeds, relating to investment transactions on behalf of Snow (RPV);

NOW, THEREFORE, BE IT

      RESOLVED, that the Member has determined that is in the best interest of
Snow AIV and Snow (RPV) to invest additional capital in Velocity Commercial
Capital, LLC and Velocity Financial, LLC in exchange for preferred stock and warrants (the "Transaction"); and further

      RESOLVED, that the form, terms and provisions of the agreements and ancillary documents relating to the Transaction, in substantially the form presented to the Member, be, and the same hereby are, authorized, approved and adopted; and further

      RESOLVED, that Alan Mantel and John Pless are authorized, empowered and directed, in the name and on behalf of the Company as authorized signatory, to execute and deliver all the agreements, certificates, directions, promissory notes, representations, issuances, filings or other instruments or documents of every kind or character deemed by Alan  Mantel  or  John  Pless  necessary, advisable  or  appropriate  to  implement  the foregoing resolutions or in furtherance thereof; and to do and perform or cause to be done and performed any and all other acts or things Alan Mantel or John Pless shall deem reasonably necessary, advisable or appropriate to comply with or effect the purposes and intent of these resolutions; and further

      RESOLVED, that the execution by Alan Mantel or John Pless of any agreement
, instrument or document authorized by these resolutions or any agreement, instrument or document executed in accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Company; and further

      RESOLVED, that any and all actions by Alan Mantel or John Pless to effect the purposes of or in furtherance of these resolutions taken prior to the date hereof is hereby ratified, approved, confirmed and adopted in all respects.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first stated above.

                                               MANAGING MEMBER:

                                               IKS, LLC

                                               By: /s/ Ian K. Snow
                                                  -----------------------
                                                  Name: Ian K. Snow
                                                  Title: Manager